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                                                                   EXHIBIT 23.4


                      CONSENT OF SCHENCK & ASSOCIATES, SC


         As independent certified public accountants for J.J. Stangel Company, we hereby consent to the use of our report dated February 27, 1997 included in Industrial Distribution Group, Inc.'s Amendment No. 1 to Registration Statement on Form S-1 dated May 12, 1998 and to all references to our firm included in or made a part of this Registration Statement. This consent is specifically restricted to the September 30, 1996 audited financial statements of J.J. Stangel Company.



                                    /s/ Schenck & Associates, SC

Green Bay, Wisconsin
May 12, 1998